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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               THE PANTRY, INC.
            (Exact name of registrant as specified in its charter)


                Delaware                                   56-1574463
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina      27331-1410
        (Address of principal executive offices)                (Zip Code)

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       Securities to be registered pursuant to Section 12(b) of the Act:


             Title of each class             Name of each exchange on which
             to be so registered             each class is to be registered
                    None                                  N/A


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-74221 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:


                            Common Stock, par value
                                $0.01 per share
                          --------------------------
                               (Title of Class)


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Item 1.   Description of Registrant's Securities to be Registered.

     The information required by Item 202 of Regulation S-K is provided under the heading "DESCRIPTION OF CAPITAL STOCK" in the Registrant's Registration Statement on Form S-1, Registration No. 333-74221, as initially filed with the Securities and Exchange Commission on March 10, 1999, as amended on April 2, 1999, May 6, 1999, May 28, 1999 and June 4, 1999 and as the same may be subsequently amended (the "Registration Statement on Form S-1"). The Registration Statement on Form S-1 is hereby incorporated by reference and made a part hereof.

Item 2.   Exhibits.

     The following Exhibits are filed as part of this Registration Statement:

     1. Form of Amended and Restated Certificate of Incorporation of Registrant to be effective upon cosummation of Registrant's initial public offering, incorporated by reference to Exhibit 3.3 of Amendment no. 3 to the Registration Statement on Form S-1.

     2. Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.4 of Amendment No. 2 to the Registration Statement on Form S-1.

     3.   Specimen stock certificate for the Common Stock of the Registrant.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             THE PANTRY, INC.



Dated: June 4, 1999         By: /s/ William T. Flyg
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                             William T. Flyg
                             Senior Vice President and Chief Financial Officer

                                      2.